SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): July 19, 2001

                                   Kadant Inc.
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    1-11406                  52-1762325
---------------------------  ------------------------   -----------------------
     (State or Other               (Commission             (I.R.S. Employer
       Jurisdiction               File Number)           Identification No.)
    of Incorporation)


            245 Winter Street
         Waltham, Massachusetts                               02451
------------------------------------------           -------------------------
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code: (781) 622-1000

                                 Not Applicable
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     On July 19, 2001, the Registrant issued a press release announcing its financial results for the quarter ended June 30, 2001 and providing guidance in connection with its estimated financial results for the fiscal years ending December 29, 2001 and December 28, 2002. The full text of the Registrant's press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of Business Acquired:      Not Applicable

(b)   Pro Forma Financial Information:                Not Applicable

(c)   Exhibits:

       Exhibit No.        Description

          99              Press release dated July 19, 2001

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 20th day of July, 2001.

                                    KADANT INC.


                                    By:   /s/ Theo Melas-Kyriazi
                                          ------------------------------------
                                          Theo Melas-Kyriazi
                                          Chief Financial Officer

                                  Exhibit Index


       Exhibit No.        Description
       -----------        -----------

          99              Press release dated July 19, 2001

                                                                      Exhibit 99

For more information, call 781-370-1650.


                     Kadant Announces Second Quarter Results
                     and Provides Guidance for 2001 and 2002

WALTHAM, Mass., July 19, 2001 - Kadant Inc. (ASE:KAI), formerly known as Thermo Fibertek Inc., today reported net income of $2.4 million, or $.20 per diluted share, for the quarter ended June 30, 2001, compared with $3.9 million, or $.32 per diluted share, for the same period last year. Results for the second quarter of 2000 include a pretax gain of $1.0 million from the sale of an investment. Excluding this item from the 2000 period, net income would have been $3.3 million, or $.27 per diluted share. Included in the net income results for the 2001 and 2000 periods are $0.6 million and $0.2 million, respectively, of net losses from the company's new composite building products startup.

     Revenues for the quarter ended June 30, 2001, were $56.7 million, compared with $60.6 million in the same period last year. Excluding unfavorable currency effects of $1.0 million, revenues decreased 5 percent compared to the second quarter of 2000. Revenues from the composite building products business in the 2001 quarter were approximately $0.4 million.

     "The past few months have been both exhilarating and challenging as we prepare to be spun off from Thermo Electron," said William A. Rainville, president and chief executive officer of Kadant. "While we are looking forward to the many advantages of being an independent public company, there is much we need to do to capitalize on the opportunities at hand in both our core pulp and paper systems business and our new composites startup.

     "Our customers in the pulp and paper industry continue to respond to weak market and economic conditions by cutting costs and consolidating operations, curbing demand for our products for the balance of 2001 and likely into 2002. We believe, however, that these actions being taken by our customers will create a stronger industry long term that we are ideally positioned to serve through our well-regarded global franchise.

     "In our new composites business, we are lowering expectations as we work to expand our distribution network for these fiber-based building materials. Although startups are difficult to forecast, our estimate of revenues from this business for each of the remaining quarters in 2001 is $300,000 to $500,000, and for the year just below $2 million. We have made considerable progress in the technology and production phases of our composite products launch, and now need to build our marketing and distribution channels to take advantage of this growth market.

     "In light of these factors, we expect earnings in the third quarter of 2001 for the company overall to be in the range of $.15 to $.20 per share, on revenues of $55 to $60 million. For the year, we expect earnings per share of $.80 to $.90, on revenues of $225 to $230 million.

     "Looking ahead to 2002, we estimate earnings for the year to increase to $.90 to $1.05 per share by focusing on a more favorable product mix that includes higher-margin aftermarket sales and reducing operating expenses in our businesses that serve the pulp and paper industry, as well as lowering operating

                                     -more-
losses in the composites business. Revenues in 2002 are expected to be between $225 and $230 million, including $4 to $6 million from sales of composites."

     Mr. Rainville concluded, "We finished the second quarter of 2001 with a healthy balance sheet - $167 million in cash - which will help us fund our plans for future growth. The spinoff from Thermo Electron marks a new beginning for us. Our long history of leadership in the pulp and paper industry gives us a solid foundation from which to build on Kadant's new position as an independent public company."

     A pre-recorded company update will be available from 5 p.m. EDT today until August 8, 2001. To listen to the recording, call 877-519-4471 within the U.S., or 973-341-3080 outside the U.S., passcode: 2711685. An audio archive will also be available on the Internet until August 8, 2001. Click on "Audio Archives" under "Investors" at www.thermo.com.

     Kadant Inc. is a leading supplier of a range of products for the global papermaking and paper-recycling industries, including de-inking systems, stock-preparation equipment, water-management systems, and papermaking accessories. Through its majority-owned Thermo Fibergen subsidiary, the company also develops and commercializes composite building materials produced from natural fiber and recycled plastic. Kadant is a public subsidiary of Thermo Electron Corporation that will be spun off as a dividend to Thermo Electron shareholders on August 8, 2001.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Risk Factors" in Exhibit 99.3 to the company's current report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2001. These include risks and uncertainties relating to: the company's dependence on the paper industry and pulp and paper prices, international operations, competition, ability to enter the composite building products market, acquisition strategy, dependence on patents and proprietary rights, fluctuations in quarterly operating results, and the proposed spinoff of the company.

                                     -more-

Financial Highlights (unaudited)
(In thousands except per share amounts)

Consolidated Statement of Income

                                                                           Three Month Ended                  Six Months Ended
                                                                           -----------------                  -----------------

                                                                     June 30, 2001  July 1, 2000        June 30,2001  July 1, 2001
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                                               $ 56,732       $  60,565          $115,632      $118,487
Costs and Operating Expenses:

Cost of revenues                                                         36,084          37,930            72,280        72,537
Selling, general, and administrative expenses (a)                        14,585          15,749            30,441        31,580
Research and development expenses                                         1,871           1,953             3,663         3,816
Gain on sale of property                                                      -            (971)                -          (971)
                                                                       --------        --------          --------      --------
                                                                         52,540          54,661           106,384       106,962
                                                                       --------        --------          --------      --------
Operating Income (b)                                                      4,192           5,904             9,248        11,525
Interest Income                                                           1,812           2,691             3,953         5,194
Interest Expense                                                         (1,871)         (1,865)           (3,744)       (3,755)
                                                                       --------        --------          --------      --------
Income Before Provision for Income Taxes and Minority Interest            4,133           6,730             9,457        12,964
Provision for Income Taxes                                                1,736           2,775             3,955         5,300
Minority Interest (Income) Expense                                          (50)             45               (74)          194
                                                                       --------        --------          --------      --------
Income Before Cumulative Effect of Change in Accounting Principle         2,447           3,910             5,576         7,470
Cumulative Effect of Change in Accounting Principle                           -               -                 -          (870)
                                                                       --------        --------          --------      --------
Net Income                                                                2,447           3,910             5,576         6,600
                                                                       ========        ========          ========      =========
Basic and Diluted Earnings per Share Before Cumulative Effect
  of Change in Accounting Principle                                    $    .20        $    .32          $    .45      $    .61
                                                                       ========        ========          ========      =========
Basic and Diluted Earnings per Share                                   $    .20        $    .32          $    .45      $    .54
                                                                       ========        ========          ========      =========

Weighted Average Shares:
  Basic                                                                  12,277          12,257            12,277        12,253
                                                                       ========        ========          ========      =========
  Diluted                                                                12,294          12,301            12,292        12,310
                                                                       ========        ========          ========      =========
Other Financial Data
Adjusted EBITDA (c)                                                    $  6,531        $  7,375          $ 13,968      $ 15,396
Cash Flow from Operations                                                11,187          10,903            13,298        10,523

Pro Forma Data (d)
Net Income                                                             $  2,447        $  3,327          $  5,576      $  6,887
Diluted Earnings per Share                                                  .20             .27               .45           .56

Balance Sheet Data                                                                 As of
                                                                     ------------------------------
                                                                      June 30, 2001    July 1, 2000
                                                                     --------------  --------------
Cash, Cash Equivalents, Advance to Affiliates,
  and Available-for-Sale Investments                                   $166,687         $185,006
Short- and Long-term Debt                                               154,703          155,212
Shareholders' Investment                                                175,762          165,606

(a) Includes a $0.6 million charge to provide for a customer dispute in the 2000 periods.

(b) Includes operating losses from our startup composite building products business of $1,054, $487, $1,638, and $869 in the three months ended June 30, 2001, the three months ended July 1, 2000, the six months ended June 30, 2001, and the six months ended July 1, 2000, respectively.

(c)  Adjusted  EBITDA is calculated as earnings before  interest,  income taxes,
     depreciation,   amortization,   and   gain  on  the   sale   of   property.

(d) Excludes gain on the sale of property in the 2000 periods and the cumulative effect of a change in accounting principle in the six months ended July 1, 2000.